EXHIBIT 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

AND INCREMENTAL AMENDMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT and Incremental AMENDMENT (this “Amendment”), dated as of October 30, 2024, is among CASEY’S GENERAL STORES, INC., an Iowa corporation (the “Borrower”), the Lenders (as defined below) party hereto (including the Incremental Term A-1 Loan Lenders (as defined below)), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement, dated as of April 21, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement;” the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested an Incremental Term Loan in an aggregate principal amount of $850,000,000 (the “Incremental Term A-1 Loan”) in accordance with the terms and conditions of Section 5.13 of the Existing Credit Agreement, and each of the Lenders party hereto and identified on Schedule I hereto (the “Incremental Term A-1 Loan Lenders”) has severally committed to make the Incremental Term A-1 Loan in the principal amounts set forth opposite such Incremental Term A-1 Loan Lender’s name on Schedule I hereto (such several commitments, the “Incremental Term A-1 Loan Commitments”);

WHEREAS, Wells Fargo Securities, LLC, CoBank, ACB, JPMorgan Chase Bank, N.A., BMO Capital Markets Corp., and Coöperatieve Rabobank U.A., New York Branch served as joint lead arrangers and bookrunners for the Incremental Term A-1 Loan (the “Incremental Term A-1 Loan Arrangers”); and

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto have agreed, to amend the Existing Credit Agreement as more specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

Section 1.                   Incremental Term A-1 Loan Facility.

(a)                Subject to the terms and conditions of this Amendment and in reliance upon the representations and warranties set forth in this Amendment, each Incremental Term A-1 Loan Lender severally agrees to make a single term loan in Dollars to the Borrower on the First Amendment Effective Date (as defined below) in accordance with Section 5.13 of the Existing Credit Agreement and this Amendment in an amount equal to its Incremental Term A-1 Loan Commitment. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the First Amendment Effective Date requesting that the Incremental Term A-1 Loan Lenders make the Incremental Term A-1 Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than (i) five (5) U.S. Government Securities Business Days prior to the First Amendment Effective Date, that the Incremental Term A-1 Loan Lenders make the Incremental Term A-1 Loan as a Daily Simple SOFR Loan or (ii) three (3) U.S. Government Securities Business Days prior to the First Amendment Effective Date, that the Incremental Term A-1 Loan Lenders make the Incremental Term A-1 Loan as a Term SOFR Loan;

provided further that, in the case of any Incremental Term A-1 Loan so requested to be made initially as a SOFR Loan, the Borrower expressly agrees that Section 5.9 of the Existing Credit Agreement shall apply to such borrowing and such requested SOFR Loan in all respects). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Incremental Term A-1 Loan Lender thereof. Not later than 1:00 p.m. on the First Amendment Effective Date, each Incremental Term A-1 Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, an amount equal to its Incremental Term A-1 Loan Commitment. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Incremental Term A-1 Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing. Notwithstanding the foregoing, if the total Incremental Term A-1 Loan Commitment as of the First Amendment Effective Date is not drawn on the First Amendment Effective Date, the undrawn amount shall be automatically cancelled.

(b)                The Borrower shall repay the aggregate outstanding principal amount of the Incremental Term A-1 Loan in consecutive quarterly installments of $10,625,000 on the last Business Day of each of March, June, September and December commencing March 31, 2025, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 of the Credit Agreement. If not sooner paid, the Incremental Term A-1 Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date applicable thereto.

(c)                The Applicable Margin with respect to the Incremental Term A-1 Loan shall be the same as the Initial Term Loan and shall be determined from time to time in the same manner as set forth in the definition of Applicable Margin in Section 1.1 of the Credit Agreement; provided that the Applicable Margin with respect to the Incremental Term A-1 Loan shall be based on Pricing Level II (as set forth in the definition of Applicable Margin) until the Calculation Date for the first full fiscal quarter ending after the First Amendment Effective Date.

(d)                The Borrower shall pay a Facility Fee with respect to the Incremental Term A-1 Loan as contemplated by Section 5.3(a) of the Credit Agreement.

(e)                Except to the extent otherwise set forth herein, the terms and conditions applicable to the Incremental Term A-1 Loan shall be the same as the terms and conditions applicable to the Initial Term Loan. Without limiting the generality of the foregoing, the parties hereto agree that the Incremental Term A-1 Loan shall share ratably in all prepayments with the Initial Term Loan and that (i) any mandatory prepayments of the Incremental Term A-1 Loan shall be applied as set forth in Section 4.4(b)(iii) of the Credit Agreement and (ii) any optional prepayments of the Incremental Term A-1 Loan shall be applied as set forth in Section 4.4(a) of the Credit Agreement; provided that, notwithstanding the foregoing or anything in the Loan Documents to the contrary, if for any reason the consummation of the First Amendment Acquisition shall not have occurred within three (3) Business Days of the First Amendment Effective Date (the “Acquisition Closing Period”), in accordance with the certification delivered pursuant to Section 3(g) below, the Borrower shall prepay the aggregate principal amount of the Incremental Term A-1 Loan by the first Business Day immediately following the end of the Acquisition Closing Period. Any prepayment pursuant to the foregoing proviso of this Section 1(e) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 5.9 of the Credit Agreement, and shall be paid to the Incremental Term A-1 Lenders in accordance with their respective Commitment Percentages in respect of the Incremental Term A-1 Loan.

(f)                 The proceeds of the Incremental Term A-1 Loan shall be used by the Borrower solely to finance (i) the consummation of the acquisition (the “First Amendment Acquisition”) of 100% of the Equity Interests of Fikes Wholesale, Inc., a Texas corporation, and Group Petroleum Services, Inc., a Texas corporation (collectively, the “First Amendment Target Companies”) pursuant to that certain Equity

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Purchase Agreement dated July 25, 2024 by and among, inter alia, the Borrower, the First Amendment Target Companies and the Sellers (as defined therein) (the “Equity Purchase Agreement”) and (ii) the payment of fees, commissions and expenses in connection with the Incremental Term A-1 Loan and the First Amendment Acquisition.

(g)                On and as of the First Amendment Effective Date, (i) the Incremental Term A-1 Loan Commitments are “Incremental Term Loan Commitments”, “Commitments” and “Term Loan Commitments”, the Incremental Term A-1 Loan Lenders are “Incremental Lenders”, “Term Loan Lenders” and “Lenders”, and the Incremental Term A-1 Loan is an “Incremental Term Loan”, a “Loan” and a “Term Loan”, in each case pursuant to Section 5.13 of the Credit Agreement, and (ii) each Incremental Term A-1 Loan Lender shall be deemed to be a “Lender”, a “Term Loan Lender” and an “Incremental Lender” with an “Incremental Term Loan Commitment”, including, without limitation, in connection with any determination of “Required Lenders” or “Required Term Loan Lenders”, in each case as defined in the Credit Agreement, and shall perform all of the obligations that are required to be performed by it as such, and shall be entitled to the benefits, rights and remedies as such, set forth in the Loan Documents. In addition, each of the parties hereto acknowledges and agrees that the Incremental Term A-1 Loan Arrangers have acted as joint lead arrangers and joint bookrunners with respect to the Incremental Term A-1 Loan and, as a result thereof, from and after the First Amendment Effective Date, each Incremental Term A-1 Loan Arranger shall be an “Arranger” under the Credit Agreement and entitled to the benefits that such designation provides under the Loan Documents (including, without limitation, for purposes of this Amendment and Sections 8.1, 12.1(e), 12.3(c), 12.16 and Article XI of the Credit Agreement).

Section 2.                   Amendments to Existing Credit Agreement. Effective as of the First Amendment Effective Date and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Existing Credit Agreement is hereby amended as follows:

(a)                The cover page is hereby amended to include in the top right corner under the Term Loan CUSIP Number, the following:

Incremental Term A-1 Loan
CUSIP Number: 14752UAH7

(b)                The following new defined terms are added to Section 1.1 (in appropriate alphabetical order) to read in their respective entireties as follows:

“Excluded Liabilities” has the meaning assigned thereto in the definition of “Capital Lease Obligations”.

“First Amendment” means that certain First Amendment to Credit Agreement and Incremental Amendment dated as of the First Amendment Effective Date, by and among the Borrower, the Lenders party thereto and the Administrative Agent, pursuant to which the Incremental Term A-1 Loan was established and which constitutes an Incremental Amendment effectuating the Incremental Term A-1 Loan.

“First Amendment Effective Date” means October 30, 2024.

“Incremental Term A-1 Loan” has the meaning assigned thereto in the First Amendment.

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(c)                The definition of “Applicable Margin” in Section 1.1 is amended by inserting the following parenthetical immediately following the reference therein to “the Applicable Margin shall be based on Pricing Level II until the Calculation Date for the second full fiscal quarter ending after the Closing Date”:

“(or, solely in the case of the Incremental Term A-1 Loan, until the Calculation Date for the first full fiscal quarter ending after the First Amendment Effective Date)”

(d)                The definition of “Capital Lease Obligation” in Section 1.1 is amended by inserting the following proviso immediately before the period therein:

; provided that, notwithstanding the provisions of Section 1.3(a), obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing prior to December 31, 2018 but which are characterized or recharacterized as capitalized leases due to a change in GAAP after December 31, 2018 shall not be treated as capitalized leases for any purpose under this Agreement, but instead shall be accounted for as if they were operating leases for all purposes under this Agreement as determined under GAAP as in effect on December 31, 2018 (such deemed operating leases, the “Excluded Liabilities”)

(e)                The definition of “Priority Debt” in Section 1.1 is amended by inserting the following words immediately before the period therein:

, in each case, other than any Excluded Liabilities

(f)                 The definition of “Privately Placed Notes” in Section 1.1 is amended by deleting the word “and” therein and inserting the following words immediately before the period therein:

, (i) 5.23% Senior Notes, Series I due November 2, 2031, and (j) 5.43% Senior Notes, Series J due November 2, 2034

(g)                Each of the definitions of “Term Loan Commitment”, “Term Loan Maturity Date”, “Term Loan Percentage” and “U.S. Government Securities Business Day” in Section 1.1 is hereby amended and restated in its entirety to read as follows:

“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan and/or Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 (in the case of the Initial Term Loan) or the amount set forth in the applicable Incremental Amendment (in the case of any Incremental Term Loan), as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans. The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Term Loan Lenders on the Closing Date shall be $250,000,000. The Term Loan Commitment of each Term Loan Lender with respect to the Initial Term Loan as of the Closing Date is set forth opposite the name of such Term Loan Lender on Schedule 1.1. The aggregate Term Loan Commitment with respect to the Incremental Term A-1 Loan of all Term Loan Lenders on the First Amendment Effective Date shall be $850,000,000. The Term Loan Commitment of each Term Loan Lender with respect to the Incremental Term A-1 Loan as of the First Amendment

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Effective Date is set forth opposite the name of such Term Loan Lender on Schedule I to the First Amendment.

“Term Loan Maturity Date” means the first to occur of (a) with respect to the Initial Term Loan, (i) April 21, 2028, and (ii) the date of acceleration of the Initial Term Loan pursuant to Section 10.2(a), and (b) with respect to the Incremental Term A-1 Loan, (i) October 30, 2029, and (ii) the date of acceleration of the Incremental Term A-1 Loan pursuant to Section 10.2(a).

“Term Loan Percentage” means, with respect to any Term Loan Lender at any time and with respect to any Class at any time, the percentage of the total outstanding principal balance of the Term Loans of such Class represented by the outstanding principal balance of such Term Loan Lender’s Term Loans of such Class. The Term Loan Percentage of each Term Loan Lender with respect to the Initial Term Loan as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1. The Term Loan Percentage of each Term Loan Lender with respect to the Incremental Term A-1 Loan as of the First Amendment Effective Date is set forth opposite the name of such Lender on Schedule I to the First Amendment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(c), 4.2(a), 4.4(a) and 5.2, in each case, such day is also a Business Day.

(h)                The second sentence of Section 4.4(a) is hereby amended and restated in its entirety to read as follows:

Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $500,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof) and shall be applied to prepay the Initial Term Loan and, if applicable, any Incremental Term Loans, in the amounts as allocated in the applicable Notice of Prepayment (each such prepayment to be applied to reduce the scheduled principal amortization payments under (x) Section 4.3(a) with respect to the Initial Term Loan and (y) the applicable Incremental Amendment with respect to any Incremental Term Loans, as directed by the Borrower (and in the absence of such direction, in direct order of maturity of such scheduled principal amortization payments)).

(i)                 Section 5.3(a) is hereby amended and restated in its entirety to read as follows:

(a)       Facility Fees. The Borrower shall pay to the Administrative Agent in Dollars (i) for the account of each Revolving Credit Lender, a facility fee, which shall accrue at a rate per annum equal to the Applicable Margin on the average daily amount of the Revolving Credit Commitment of such Lender (or, if the Revolving Credit Commitment of such Lender has terminated, on the average daily amount of the Revolving Credit Exposure of such Lender) during the period from and including the Closing Date to but excluding the date on which such Revolving Credit Commitment terminates and such Lender’s Revolving Credit Exposure has been reduced to zero, regardless of usage, subject to adjustment as provided in Section 5.15(a)(iii)(A), (ii) for the account of each Term Loan Lender in respect of the Initial Term Loan, a facility fee, which shall accrue at a rate per annum equal to the Applicable Margin on such Lender’s portion of the Initial Term Loan during the period from and including the Closing Date to but excluding the date on which the outstanding principal amount of the Initial Term Loan is repaid in full, and (iii) for the

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account of each Term Loan Lender in respect of the Incremental Term A-1 Loan, a facility fee (collectively with the facility fees described in clauses (i) and (ii), the “Facility Fees” and each, a “Facility Fee”), which shall accrue at a rate per annum equal to the Applicable Margin on such Lender’s portion of the Incremental Term A-1 Loan during the period from and including the First Amendment Effective Date to but excluding the date on which the outstanding principal amount of the Incremental Term A-1 Loan is repaid in full. The Facility Fees shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2023 (or, solely in the case of the Incremental Term A-1 Loan, December 31, 2024), and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated or all Obligations arising under the applicable Term Loan shall have been indefeasibly and irrevocably paid and satisfied in full, as applicable. The Facility Fees shall be distributed by the Administrative Agent to the Revolving Credit Lenders pro rata in accordance with the Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages and to the applicable Term Loan Lenders pro rata in accordance with such Term Loan Lenders’ respective Term Loan Percentages.

(j)                 Clause (1) of Section 5.15(a)(iii)(A) is hereby amended and restated in its entirety to read as follows:

the outstanding principal amount of the Revolving Credit Loans, Initial Term Loan and any Incremental Term Loan funded by it, and

(k)                Section 11.7 is hereby amended and restated in its entirety to read as follows:

Section 11.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, any Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Lender, any Issuing Lender or any other Secured Party as to any matter, including whether the Administrative Agent, any Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuing Lender expressly acknowledges, represents and warrants to the Administrative Agent and each Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and its Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the

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business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Lender also acknowledges and agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 11.7.

The amendments set forth above are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Existing Credit Agreement, the Credit Agreement or any other Loan Document are intended to be affected hereby.

Section 3.                   Conditions to Effectiveness of this Amendment. This Amendment shall become effective, and the Incremental Term A-1 Loan Lenders shall be obligated to make the Incremental Term A-1 Loan pursuant to, and in accordance with, this Amendment and the Credit Agreement, on the date first set forth above (such date, the “First Amendment Effective Date”) when the following conditions shall have been satisfied (or waived by the Incremental Term A-1 Loan Lenders, the Required Lenders and/or the Administrative Agent, as applicable, in each case to the extent such conditions can be waived by such Person(s) under the Existing Credit Agreement):

(a)                Documentation. The Administrative Agent’s receipt of each of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)               this Amendment, duly executed by the Borrower, the Administrative Agent, the Incremental Term A-1 Loan Lenders, the Required Lenders and the Required Term Loan Lenders;

(ii)              a Term Loan Note in favor of each Incremental Term A-1 Loan Lender that has requested a Term Loan Note, duly executed by the Borrower;

(iii)             a Compliance Certificate demonstrating that the Borrower is in compliance with the financial covenant(s) set forth in Section 9.9 of the Credit Agreement based on the financial statements for the most recently completed Test Period, after giving effect on a Pro Forma Basis to the incurrence of the Incremental Term A-1 Loan and the First Amendment Acquisition and each other event consummated in connection therewith giving rise to a Pro Forma Basis adjustment; and

(iv)             a signed certificate of a Responsible Officer of the Borrower (A) stating that the conditions set forth in Sections 3(e) and (f) are satisfied as of the First Amendment Effective Date and (B) attaching true, correct and complete copies of the Equity Purchase Agreement and the note purchase agreement for the Privately Placed Notes referenced in clauses (i) and (j) of the definition thereof (the “Note Purchase Agreement”), in each case, that have been filed with the Securities and Exchange Commission, including all amendments, modifications or waivers to any of the foregoing.

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(b)                Certificate of Secretary of the Borrower. The Administrative Agent shall have received such customary closing documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)                Opinions of Counsel. The Administrative Agent shall have received the executed legal opinions of counsel to the Borrower, including opinions of local counsel as may be reasonably requested by the Administrative Agent, addressed to the Administrative Agent and the Lenders with respect to the Borrower, this Amendment, the other Loan Documents and such other matters as the Administrative Agent shall reasonably request.

(d)                Payment at Closing. The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including (i) those fees and expenses due under that certain Engagement Letter, dated as of July 25, 2024, by and among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC, and (ii) to the extent invoiced at least three (3) Business Days before the First Amendment Effective Date or set forth in a funds flow or settlement statement executed by the Borrower, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (provided that any such invoice, funds flow or settlement statement shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e)                No Default or Event of Default. No Default or Event of Default shall exist on the First Amendment Effective Date, either immediately prior to, or after giving effect to, this Amendment and the Incremental Increase and other amendments contemplated hereby and the making of any Extensions of Credit on the First Amendment Effective Date pursuant hereto.

(f)                 Accuracy of Representations and Warranties. The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date; provided that (i) where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true and correct in all material respects as of any such earlier date and (ii) if any representation and warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representation and warranty shall be true and correct as written.

(g)                First Amendment Acquisition and Funding of New Privately Placed Notes. The Administrative Agent shall have received a signed certificate of a Responsible Officer of the Borrower stating that the Borrower has determined in good faith that (i) the First Amendment Acquisition will be consummated within three (3) Business Days of the First Amendment Effective Date, in accordance with the Equity Purchase Agreement and Applicable Law, without giving effect to any amendment, modification or waiver that is materially adverse to the interests of the Incremental Term A-1 Loan Lenders (in their capacity as such) unless such amendment, modification or waiver is approved by the Incremental Term A-1 Loan Lenders and (ii) the Privately Placed Notes referenced in clauses (i) and (j) of the definition thereof, shall have been issued and the proceeds thereof received by the issuer thereof, in each case on or about the First Amendment Effective Date, in accordance with the Note Purchase Agreement and Applicable Law.

(h)                Miscellaneous.

(i)                 Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Incremental Term A-1 Loan.

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(ii)               PATRIOT Act, etc.

(A)              The Administrative Agent and the Incremental Term A-1 Loan Lenders shall have received, at least five (5) Business Days prior to the First Amendment Effective Date, all documentation and other information requested by the Administrative Agent or any Incremental Term A-1 Loan Lender or required by regulatory authorities in order for the Administrative Agent and the Incremental Term A-1 Loan Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.

(B)              The Borrower shall have delivered to the Administrative Agent, and directly to any Incremental Term A-1 Loan Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the First Amendment Effective Date.

Without limiting the generality of the provisions of Section 11.3(c) and Section 11.4 of the Existing Credit Agreement or the Credit Agreement, as applicable, for purposes of determining compliance with the conditions specified in this Section 3, the Administrative Agent and each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

Section 4.                   Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)        The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date; provided that (i) where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty is true and correct in all material respects as of any such earlier date and (ii) if any representation and warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representation and warranty is true and correct as written.

(b)       No Default or Event of Default exists as of the First Amendment Effective Date, either immediately prior to, or after giving effect to, this Amendment and the Incremental Increase and other amendments contemplated hereby and the making of any Extensions of Credit on the First Amendment Effective Date pursuant hereto.

(c)       The execution and delivery of this Amendment and each other document executed in connection herewith by the Borrower and the performance by the Borrower thereof are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.

(d)       This Amendment and each other document executed in connection herewith has been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy,

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insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to the general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.                   Ratification and Confirmation of Loan Documents. The Borrower hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which it is a party (including without limitation, the continuation of its payment and performance obligations under the Loan Documents to which it is a party), in each case upon and after the effectiveness of the amendments and the other agreements contemplated hereby.

Section 6.                   Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3 of the Credit Agreement, including, without limitation, its payment and reimbursement obligations thereunder with respect to all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with this Amendment.

Section 7.                   Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 12.5 and 12.6 of the Credit Agreement.

Section 8.                   Counterparts; Integration; Effectiveness; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any Issuing Lender, the Swingline Lender and/or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing and in accordance with Section 12.2 of the Credit Agreement. This Amendment is a Loan Document.

Section 9.                   Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders party hereto and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders, if applicable).

Section 10.               Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Section 12.9 of the Credit Agreement).

[Signature pages follow]

10

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

CASEY’S GENERAL STORES, INC., as Borrower

By:	/s/ Stephen P. Bramlage, Jr.
	Name:	Stephen P. Bramlage, Jr.
	Title:	Chief Financial Officer

Casey’s General Stores, Inc.

First Amendment to Credit Agreement and Incremental Amendment

Signature Page

wells fargo bank, national association, as Administrative Agent and a Lender

By:	/s/ Todd Alcantara
	Name:	Todd Alcantara
	Title:	Managing Director

Casey’s General Stores, Inc.

First Amendment to Credit Agreement and Incremental Amendment

Signature Page

COBANK, ACB, as a Lender

By:	/s/ Jasmeet Minhas
	Name:	Jasmeet Minhas
	Title:	Lead RM-VP-GABG

Casey’s General Stores, Inc.

First Amendment to Credit Agreement and Incremental Amendment

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kyle O’Donnell
	Name:	Kyle O’Donnell
	Title:	Vice President

Casey’s General Stores, Inc.

First Amendment to Credit Agreement and Incremental Amendment

Signature Page

BMO BANK N.A., as a Lender

By:	/s/ Jonathan Sarmini
	Name:	Jonathan Sarmini
	Title:	Vice President

Casey’s General Stores, Inc.

First Amendment to Credit Agreement and Incremental Amendment

Signature Page

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By:	/s/ Piet Hein Knook
	Name:	Piet Hein Knook
	Title:	Executive Director

By:	/s/ John Dansdill
	Name:	John Dansdill
	Title:	Vice President

Casey’s General Stores, Inc.

First Amendment to Credit Agreement and Incremental Amendment

Signature Page

CIBC BANK USA, as a Lender

By:	/s/ Kelly Barrick
	Name:	Kelly Barrick
	Title:	Managing Director

Casey’s General Stores, Inc.

First Amendment to Credit Agreement and Incremental Amendment

Signature Page

UMB BANK, N.A., as a Lender

By:	/s/ Josh Heinrich
	Name:	Josh Heinrich
	Title:	Senior Vice President